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EX-11
Statment re: computation of earnings per share

LOSS PER SHARE

Computation of loss per share
(in thousands, except per share data)

                                              Nine Months Ended September 30,
                                                    1999            1998
                                                ------------   -------------

Net loss                                        $     63,069  $      32,449
                                                ============  =============
Net loss attributable to common stockholders    $     86,681  $      32,449
                                                ============  =============
Weighted average shares of common stock
outstanding used in computing basic and
diluted net loss per share outstanding                18,287          6,232
                                                ============  =============

Basic and diluted net loss per share
attributable to common stockholders             $      (4.74) $       (5.21)
                                                ============  =============

Shares of common stock used in computing
pro forma basic and diluted net loss per share        22,510
                                                ============

Pro forma basic and diluted net loss per share  $      (3.85)
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